UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA              01930

(Address of principal executive offices)                         (zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 14, 2008, we announced that, on May 9, 2008, our Board of Directors elected Bin-ming (Benjamin) Tsai as a Class III director of Varian Semiconductor Equipment Associates, Inc. and appointed him to the following committees of our Board of Directors: Audit, Compensation, Nominating and Corporate Governance and Technology and Growth Strategy.

Mr. Tsai will be entitled to cash compensation for his service on our Board of Directors and its committees as follows:

•	$35,000 annual cash retainer;

•	$2,500 for each meeting of the Board of Directors attended in person;

•	$1,000 for each meeting of the Board of Directors attended telephonically; and

•	$1,000 for attending any committee meeting, whether in person or telephonically.

In connection with his election to our Board of Directors, Mr. Tsai was granted 2,500 deferred stock units, with each deferred stock unit representing the right to receive one share of our common stock. In addition, Mr. Tsai will be eligible to receive annual equity awards under our 2006 Stock Incentive Plan.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Press Release dated May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Semiconductor Equipment Associates, Inc.

By:	/s/ Robert J. Halliday
Name: Robert J. Halliday Title: Executive Vice President and Chief Financial Officer

Date: May 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 14, 2008